                                                                 Exhibit 2(a)


                         AGREEMENT OF PURCHASE AND SALE

                                  By and Among

                               RESOURCE ONE, INC.,

                PROFESSIONAL INSURANCE PLANNERS OF FLORIDA, INC.,

                            HUMAN RESOURCE ONE, INC.,

                                  RX ONE, INC.,

                              WILLIAM E. MAYVILLE,

                            BERNARD CLINTON BYRD, JR.

                                       and

                               NOVARESOURCE, INC.

                                TABLE OF CONTENTS

         SECTION                                                                 PAGE

         I        PURCHASE AND SALE OF THE SHARES ...................................

         II       REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE
COMPANY AND THE SHAREHOLDERS ........................................................

         III      REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE
SHAREHOLDERS ........................................................................

         IV       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ...................

         V        CONDUCT OF THE BUSINESS ...........................................

         VI       ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
COMPANY, THE SHAREHOLDERS AND THE PURCHASER .........................................

         VII      CLOSING ...........................................................

         VIII     CONDITIONS TO THE SHAREHOLDERS' OBLIGATION TO CLOSE ...............

         IX       CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE .................

         X        INDEMNIFICATION ...................................................

         XI       NON-COMPETITION AGREEMENT .........................................

         XII      BROKERS AND FINDERS ...............................................

         XIII     MISCELLANEOUS .....................................................

                                    SCHEDULES

         I.     CONSIDERATION
        II.     EARN-OUT PAYMENTS
       III.     ADDITIONAL PAYMENTS; EXAMPLES OF EARN-OUT COMPUTATIONS


                                    EXHIBITS

         A.     CERTAIN CONSENTS, LIENS, CONTRACTS, PERMITS
                  AND OTHER MATTERS
         B.     FINANCIAL STATEMENTS
         C.     CERTAIN EMPLOYEES OF THE BUSINESS
         D.     EMPLOYEE BENEFIT PLANS
         E.     OPINION OF COUNSEL TO THE SHAREHOLDERS
         F.     FORM OF EMPLOYMENT AGREEMENT OF BERNARD CLINTON BYRD, JR.
         G.     FORM OF EMPLOYMENT AGREEMENT OF WILLIAM E. MAYVILLE
         H.     FORM OF STOCKHOLDERS AGREEMENT
         I.     OPINION OF COUNSEL TO THE PURCHASER
         J.     NOVACARE GUARANTY

                         AGREEMENT OF PURCHASE AND SALE


                  THIS AGREEMENT dated as of the 16th day of September, 1996 by and among Resource One, Inc. a Florida corporation ("Resource One"), Professional Insurance Planners of Florida, Inc., a Florida corporation ("PIP"), Human Resource One, Inc., a Florida corporation ("HR One"), Rx One, Inc., a Florida corporation ("Rx One;" PIP, HR One and Rx One are collectively referred to as the "Affiliates" or the "Subsidiaries"), William E. Mayville and Bernard Clinton Byrd, Jr. (each, a "Shareholder" and collectively, the "Shareholders") and NovaResource, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:


                  WHEREAS, the Shareholders are the holders of an aggregate of 100,000 shares of common stock, $.01 par value (the "Common Stock"), of Resource One, which shares constitute all of the issued and outstanding shares of capital stock of Resource One (all such shares of Common Stock held by the Shareholders being hereinafter referred to as the "Resource One Shares");

                  WHEREAS, each of HR One and PIP is a wholly owned subsidiary of Resource One (Resource One, Rx One, HR One and PIP are collectively referred to as the "Company");

                  WHEREAS, the Shareholders are the holders of an aggregate of 1,000,000 shares of common stock, $.01 par value (the "Rx One Common Stock"), of Rx One, which shares constitute all of the issued and outstanding shares of capital stock of Rx One (all such shares of Rx One Common Stock held by the Shareholders being hereinafter referred to as the "Rx One Shares"; the Resource One Shares and the Rx One Shares are collectively referred to as the "Shares");

                  WHEREAS, Resource One is engaged in the business, among other things, of holding the capital stock of HR One and PIP and related activities (such activities as conducted by Resource One on the date of the Closing (as hereinafter defined) being hereinafter referred to as the "Resource One Business");

                  WHEREAS, HR One is a professional employer organization and is engaged in the business, among other things, of providing businesses with an outsourcing solution to the costs related to employment and human resources and related activities primarily in the States of Florida and California (such activities as conducted by HR One on the date of the Closing being hereinafter referred to as the "HR One Business");

                  WHEREAS, PIP is engaged in the business, among other things, of acting as a third party administrator and related activities in the State of Florida (such activities as conducted by PIP on the date of the Closing being hereinafter referred to as the "PIP Business");

                  WHEREAS, Rx One is engaged in the business, among other things, of providing drug cards for the employees of clients of the Affiliates and other companies and related activities in the State of Florida (such activities as conducted by Rx One on the date of the Closing being hereinafter referred to as the "Rx One Business;" the Rx One Business, the PIP Business, the HR One Business and the Resource Business are collectively referred to herein as the "Business").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                         PURCHASE AND SALE OF THE SHARES

                  Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained:

                  (i) At the Closing, each of the Shareholders shall sell, assign and convey to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Shareholders, the Shares.

         A. Purchase Price. (i) The purchase price (the "Purchase Price") for the Shares is (a) $2,000,000, in cash, payable at the Closing, (b) $2,000,000, in cash, payable in accordance with subsection (iv) below (the "Additional Cash"), (c) 187,500 shares (the "NovaResource Shares") of the common stock, $.01 par value (the "NovaResource Common Stock"), of the Purchaser, payable at the Closing, and (d) the contingent payments, if any, provided for in Sections I(B)(iii), I(C), I(D) and I(F) hereof (such payments, the "Earn-Out Payments").

( )   If prior to or on December 31, 1998, the NovaResource Common Stock has not
been (a) listed or admitted to trading on a national securities exchange at an initial price per share for the NovaResource Common Stock of at least $8.00, (b) listed on the National Market System of the National Association of Securities Dealers at an initial price per share for the NovaResource Common Stock of at least $8.00 or (c) traded in the NASDAQ SmallCap Market at an initial price per share for the NovaResource Common Stock of at least $8.00, then on December 31, 1998, each of the Shareholders will have the right to require the Purchaser to purchase all (but not less than all) of the NovaResource Shares owned by such Shareholder (and all permitted transferees of such Shareholder). Such right to require the Purchaser to purchase NovaResource Shares shall be exercised by written notice to the Purchaser no later than January 31, 1999. No later than sixty (60) days after receipt by the Purchaser of such notice, at such place and time as shall be mutually agreed to by the Purchaser and a Shareholder who has exercised his right to require that the Purchaser purchase his NovaResource Shares, the exercising Shareholder (and all permitted transferees of such Shareholder) shall deliver to the Purchaser the NovaResource Shares owned by such Shareholder (and all permitted transferees of such Shareholder) in due and proper form for transfer, against delivery by the Purchaser of a certified or official bank check payable to the order of, or a wire transfer to an account designated by, such Shareholder (and all permitted transferees of such Shareholder) in the amount per NovaResource Share being sold by such Shareholder (and all permitted transferees of such Shareholder) of the lesser of (A) $16 and
(B) the "Market Value" (as hereinafter defined) thereof. The agreements contained in this clause (ii) shall be null and void and of no force and effect with respect to a Shareholder (and all permitted transferees of such Shareholder) if such Shareholder (or any permitted transferees of such Shareholder) shall have disposed of any of his (or their) NovaResource Shares prior to December 31, 1998 other than pursuant to Section 2(b) or 5 of the Stockholders Agreement (as hereinafter defined). For purposes of this Agreement, "Market Value" per share of NovaResource Common Stock (including the NovaResource Shares) shall be determined as of the relevant date by mutual agreement of the Purchaser and the Shareholders. In the event the Purchaser and the Shareholders cannot agree on the Market Value, the parties shall mutually agree on a big six accounting firm or investment bank to determine the Market Value, which determination shall be final and binding. Notwithstanding anything above to the contrary, no transferee of either of the Shareholders shall have any rights under this subsection (ii) to require the Purchaser to acquire his NovaResource Shares.

                  (i) In the event that (a) the NovaResource Common Stock has not been (1) listed or admitted to trading on a national securities exchange at an initial price per share for the NovaResource Common Stock of at least $8.00,
(2) listed on the National Market System of the National Association of Securities Dealers at an initial price per share for the NovaResource Common Stock of at least $8.00, or (3) traded in the NASDAQ SmallCap Market at an initial price per share for the NovaResource Common Stock of at least $8.00, (b) a Shareholder has tendered his NovaResource Shares pursuant to subsection (ii) above, and (c) the Market Value per NovaResource Share is less than $16, then the Purchaser shall deliver to such Shareholder (and any permitted transferee of such Shareholder) at the same time as such payment is made for his NovaResource Shares, an amount equal to the product of (x) the difference between (A) $16 and
(B) the Market Value per NovaResource Share multiplied by (y) the number of NovaResource Shares tendered by such Shareholder (and any permitted transferee of such Shareholder) pursuant to subsection (ii) above.

(ii) The Additional Cash shall be paid by the Purchaser to the Shareholders on the earlier of (a) thirty (30) days after the closing of an underwritten offering of the NovaResource Common Stock to the public for cash or (b) December 31, 1997, by delivery to each of the Shareholders of a certified check payable to, or a wire transfer to an account designated by, such Shareholder, in the amount of the portion of the Additional Cash set forth opposite such Shareholder's name on Schedule I hereto.

                  B. Earn-Out Payments. As additional payment for the Shares, subject to the conditions set forth herein and in Schedule II hereto, within forty-five (45) days after March 31, 1997, June 30, 1998 and March 31, 1999, respectively (each, an "Earn-Out Date"), the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), the Earn-Out Payments, if any, payable with respect to such Earn-Out Date. The amount of the Earn-Out Payments payable to the Shareholders on each Earn-Out Date shall be (i) based upon the achievement by the Company of targeted "worksite employee numbers" (as hereinafter defined) and (ii) determined in accordance with the provisions hereof and Schedule II hereto. Each of the Earn-Out Payments, if earned, shall be made by delivery to the Shareholders of
(x) a certified or official bank check payable to the order of such Shareholder and (y) a certificate representing shares of the NovaResource Common Stock, registered in the name of such Shareholder, in each case, in such amounts of cash and such numbers of shares as are determined in accordance with Schedules I and II hereto.

                  C. Additional Payments; Shortfall. (i) In addition to the consideration set forth in Section I(C) hereof, subject to the conditions set forth herein and in Schedule III hereto, with respect to each of the Earn-Out Dates of March 31, 1997, June 30, 1998 and March 31, 1999, respectively, if the Company shall have achieved "worksite employee numbers" greater than the 1997 Target Amount, 1998 Target Amount and 1999 Target Amount (as each such terms are defined in Schedule II hereto), respectively, the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), at the same time the Earn-Out Payments set forth in Section I(C) hereof are made (and only if such Earn-Out Payments are required to be made), as additional payment for the Shares, the additional payments (the "Additional Payments") provided for in Schedule III hereto. Each of the Additional Payments, if earned, shall be made by delivery to the Shareholders of (i) a certified or official bank check payable to the order of such Shareholder and (ii) a certificate representing shares of NovaResource Common Stock registered in the name of such Shareholder, in each case, in such amounts of cash and such number of shares as are determined in accordance with Schedules I and III hereto.

                  ( ) In the event that there shall be a "Shortfall" (as hereinafter defined) with respect to the 1997 Target Amount or the 1998 Target Amount, and the Company shall achieve worksite employee numbers on the next succeeding Earn-Out Date (the "Excess Date") in excess of the applicable Target Amount for the Excess Date (the "Excess Amount"), at the option of the Shareholders, the Earn-Out Payments with respect to such Excess Date shall be computed by adding (i) the amount of the Earn-Out Payments which would have been payable pursuant to Section I(C) for the prior Earn-Out Date, in excess of that actually paid, if the Company had worksite employee numbers equal to the worksite employee numbers actually achieved in the prior period plus the Excess Amount carried back, if any, which Excess Amount shall not exceed the Shortfall, and (ii) the Earn-Out Payments, if any, which would be payable pursuant to
Section I(C) with respect to the Excess Date if the worksite employee numbers of the Company with respect to the Excess Date were reduced by the Excess Amount carried back. Such option shall be exercised by the Shareholders (acting jointly) by delivering written notice to the Purchaser no later than ten (10) days after the Shareholders are notified by the Purchaser of the worksite employee numbers for such Excess Date. For purposes hereof, "Shortfall" shall mean the amount by which the Company fails to achieve worksite employee numbers at least equal to the 1997 Target Amount or the 1998 Target Amount, as the case may be.

                  D. Computation of Worksite Employee Numbers; Certain Adjustments. The Purchaser shall, within thirty (30) days after each Earn-Out Date, compute the worksite employee numbers of the Company for each such Earn-Out Date. The amount so computed shall be the worksite employee numbers for purposes of determining whether or not Earn-Out Payments shall be due and payable. For purposes of this Agreement, "worksite employee numbers" shall mean the number of persons paid as employees of all of the clients of the Company for which the Company paid such employees' wages during the month ending on such Earn-Out Date. The Purchaser, the Company and the Shareholders agree that it is their current intention to grow and operate the Company in a prudent manner.

                  Notwithstanding the determination of worksite employee numbers for any Earn-Out Date by the Purchaser, the Shareholders shall have the right to receive the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation of such worksite employee numbers have the right to review all work papers, including reports of the number of employees submitted to the Company's workers' compensation carrier, relating to the determination of the worksite employee numbers.

                  Numbers of shares of NovaResource Common Stock and prices per share set forth in this Agreement shall be appropriately adjusted for any stock split, stock dividend, reverse stock split or other similar event affecting the NovaResource Common Stock. Fractional shares shall be rounded to the nearest whole share.

                  In the event of the consolidation or merger of the Purchaser with or into another person or the acquisition of all or substantially all the assets of the Purchaser by another person (other than a consolidation or merger in which the Purchaser is the continuing corporation and which does not result in any change in the NovaResource Common Stock), the Purchaser shall have the option to pay the Shareholders at such time as a payment is due pursuant to Sections I(C) or I(D) hereof, in lieu of the NovaResource Common Stock provided for in such Sections, the consideration per share in the form (in stock or cash or other consideration) payable to the other holders of NovaResource Common Stock in connection with such transaction, in each case, multiplied by the number of shares of the NovaResource Common Stock deliverable to the Shareholders provided for in such Sections.

                  E. Additional Cash Adjustment. (i) If prior to or on March 31, 1999, the NovaResource Common Stock has not been (a) listed or admitted to trading on a national securities exchange at an initial price per share for the NovaResource Common Stock of at least $8.00, (b) listed on the National Market System of the National Association of Securities Dealers at an initial price per share for the NovaResource Common Stock of at least $8.00, or (c) traded in the NASDAQ SmallCap Market at an initial price per share for the NovaResource Common Stock of at least $8.00, then on March 31, 1999, each of the Shareholders will have the right to require the Purchaser to purchase all (but not less than all) shares, if any, of NovaResource Common Stock issued by the Purchaser to such Shareholder in connection with the Earn-Out Payments (including any shares of NovaResource Common Stock such Shareholder has transferred pursuant to Section 2(b) of the Stockholders Agreement). Such right to require the Purchaser to purchase such shares of NovaResource Common Stock shall be exercised by notice to the Purchaser no later than April 30, 1999. No later than sixty (60) days after receipt by the Purchaser of such notice, at such place and time as shall be mutually agreed to by the Purchaser and a Shareholder who has exercised his right to require that the Purchaser purchase his shares of NovaResource Common Stock (and all shares of NovaResource Common Stock of such Shareholder's permitted transferees), the exercising Shareholder shall deliver to the Purchaser such shares of NovaResource Common Stock (including all shares of NovaResource Common Stock of such Shareholder's permitted transferees) in due and proper form for transfer, against delivery by the Purchaser of a certified or official bank check payable to the order of, or a wire transfer to an account designated by, such Shareholder (and any permitted transferees of such Shareholder) in the amount per share of NovaResource Common Stock being sold by such Shareholder (and any permitted transferees of such Shareholder) of the lesser of (A) $16 and (B) the Market Value thereof. The agreements contained in this paragraph shall be null and void and of no force and effect with respect to a Shareholder if such Shareholder (or permitted transferee of such Shareholder) shall have disposed of any of such shares of NovaResource Common Stock prior to March 31, 1999 other than pursuant to Section 2(b) or 5 of the Stockholders Agreement.

                  (ii) In the event that (a) the NovaResource Common Stock has not been (1) listed or admitted to trading on a national securities exchange at an initial price per share for the NovaResource Common Stock of at least $8.00,
(2) listed on the National Market System of the National Association of Securities Dealers at an initial price per share for the NovaResource Common Stock of at least $8.00, or (3) traded in the NASDAQ SmallCap Market at an initial price per share for the NovaResource Common Stock of at least $8.00, (b) a Shareholder has tendered his NovaResource Shares pursuant to subsection (ii) above, and (c) the Market Value per share of NovaResource Common Stock is less than $16, then the Purchaser shall deliver to each Shareholder who tenders his shares of NovaResource Common Stock pursuant to subsection (i) above (and any permitted transferee of such Shareholder), at the same time as such payment is made for such shares, an amount equal to the product of (x) the difference between (A) $16 and (B) the Market Value per share of NovaResource Common Stock multiplied by (y) the number of shares of NovaResource Common Stock tendered by such Shareholder pursuant to subsection (i) above (and any permitted transferee of such Shareholder).

I
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                 AGREEMENTS OF THE COMPANY AND THE SHAREHOLDERS

                  Each of the Company and the Shareholders, jointly and severally, hereby represents and warrants to, and covenants and agrees with, the Purchaser, as of the date of the Closing, that (except as set forth on Exhibits A, C or D attached hereto):

                  Organization and Qualification. Resource One and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. Each of Resource One and each of the Subsidiaries is in good standing in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on its businesses or properties. Except for Resource One's ownership of all of the capital stock of the Subsidiaries, neither Resource One nor any of the Subsidiaries has any subsidiaries, owns any capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity and none of them has any agreement with any person, firm or corporation to acquire any such capital stock or other proprietary interest. Each of Resource One and each of the Subsidiaries has full power, authority and legal right, and all necessary approvals, permits, licenses and authorizations, to own its respective properties and to conduct the portion of the Business conducted by it and to enter into and consummate the transactions contemplated under this Agreement. The copies of the articles of incorporation and by-laws of Resource One and each of the Subsidiaries which have been delivered to the Purchaser are complete and correct.

                  A. Authority. The execution and delivery of this Agreement by Resource One and each of the Subsidiaries, the performance by Resource One and each of the Subsidiaries of its respective covenants and agreements hereunder and the consummation by Resource One and each of the Subsidiaries of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of Resource One and each of the Subsidiaries, enforceable against Resource One and each of the Subsidiaries in accordance with its terms.

                  B. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Resource One or any of the Subsidiaries or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which Resource One or any of the Subsidiaries is a party or by which Resource One or any of the Subsidiaries or any of the assets of Resource One or any of the Subsidiaries is bound. No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents, if any, to assignment of permits, certificates, contracts, leases and other agreements as set forth in Exhibit A attached hereto.

                  C. Capitalization. (i) The authorized capital stock of Resource One consists of 1,000,000 shares of Common Stock, of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued and outstanding shares of Common Stock are owned beneficially and of record by the Shareholders, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever except for the Buy/Sell Agreement (as hereinafter defined). Except for the Buy/Sell Agreement, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which Resource One or either of the Shareholders is bound relating to the issuance, sale or redemption of shares of Common Stock or other securities of Resource One. No persons other than the Shareholders have any interest in the Shares. No shares of capital stock or other securities of Resource One are reserved for any purpose.

             ( ) The authorized capital stock of HR One consists of 1,000,000 shares of common stock, $.01 par value per share (the "HR One Common Stock"), of which 50,000 shares are issued and outstanding. All of the issued and outstanding shares of HR One Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued and outstanding shares of HR One Common Stock are owned beneficially and of record by Resource One, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which Resource One, HR One or either of the Shareholders is bound relating to the issuance, sale or redemption of shares of HR One Common Stock or other securities of HR One. No persons other than Resource One have any interest in the shares of HR One Common Stock. No shares of capital stock or other securities of HR One are reserved for any purpose.

            (i) The authorized capital stock of PIP consists of 5,000 shares of common stock, $.10 par value per share ("PIP Common Stock"), of which 250 shares are issued and outstanding. All of the issued and outstanding shares of PIP Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued and outstanding shares of PIP Common Stock are owned beneficially and of record by Resource One, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which PIP or either of the Shareholders is bound relating to the issuance, sale or redemption of shares of PIP Common Stock or other securities of PIP. No persons other than Resource One have any interest in the shares of PIP Common Stock. No shares of capital stock or other securities of PIP are reserved for any purpose.

             (ii) The authorized capital stock of Rx One consists of 1,000,000 shares of common stock, $.01 par value per share ("Rx One Common Stock"), of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of Rx One Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued and outstanding shares of Rx One Common Stock are owned beneficially and of record by the Shareholders, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which Resource One, Rx One or either of the Shareholders is bound relating to the issuance, sale or redemption of shares of Rx One Common Stock or other securities of Rx One. No persons other than the Shareholders have any interest in the shares of Rx One Common Stock. No shares of capital stock or other securities of Rx One are reserved for any purpose.

                  D. Financial Statements; No Undisclosed Liabilities. No financial statements have ever been prepared for Resource One. The Company and the Shareholders have delivered to the Purchaser balance sheets of (i) HR One as of December 31, 1994 and December 31, 1995 and the related statements of income, retained earnings and cash flows and the notes thereto, for the periods then ended, which financial statements (hereinafter referred to as the "Audited Financials") have been audited by Brewer, Beemer, Kuehnhackl & Koon, P.A., HR One's independent accountants and (ii) HR One, PIP and Rx One, as of June 30, 1996, and, in each case, the related statements of income, retained earnings and cash flows for the periods then ended, which financial statements (the "Unaudited Financials" and, together with the Audited Financials, the "Financial Statements") have been prepared by the chief financial officer of HR One, PIP and Rx One, respectively. The Financial Statements are true and correct in all material respects. The Audited Financials have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved. The Unaudited Financials have been prepared in accordance with generally accepted accounting principles, applied consistently throughout the periods involved, except that they lack full footnote disclosure and are subject to year-end adjustments (none of which are expected to be material). The Financial Statements fully and fairly present the financial condition of Resource One and the Subsidiaries as at the dates thereof and the results of the operations of Resource One and the Subsidiaries for the periods indicated. The balance sheets contained in the Financial Statements fairly reflect all liabilities of Resource One and the Subsidiaries of the types normally reflected in balance sheets as at the dates thereof. Except to the extent set forth in or provided for in the balance sheet of each of Resource One and the Subsidiaries as of June 30, 1996 included in the Financial Statements (the "1996 Balance Sheets") or as identified in Exhibit A, and except for current liabilities incurred in the ordinary course of business consistent with past practices (and not materially different in type or amount), none of Resource One or the Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, whether properly reflected under generally accepted accounting principles as a liability or a charge or reserve against an asset or equity account, and whether the amount thereof is readily ascertainable or not. None of Resource One or the Subsidiaries nor either of the Shareholders is aware of any material omissions in the Financial Statements. The books and records of HR One are such that the Purchaser can prepare financial statements with respect to HR One for such periods ending on or prior to the Closing as are required by Regulation S-X under the Securities Act of 1933, as amended, which financial statements (the "S-X Financial Statements") (i) can be presented in conformity with the accounting rules of Regulation S-X and (ii) can be audited by the Purchaser's independent certified public accountants. A true and correct copy of the Financial Statements is attached hereto as Exhibit B.

                  E. Absence of Certain Changes. Except as set forth in Exhibit A, subsequent to the date of the 1996 Balance Sheets, there has not been any (i) material adverse or prospective material adverse change in the condition of the Company, financial or otherwise, or in the results of the operations of the Company; (ii) material damage or destruction (whether or not insured) affecting the properties or business operations of the Company; (iii) labor dispute or, to the best knowledge of the Company and each of the Shareholders, threatened labor dispute involving the employees of the Company; (iv) actual or, to the best knowledge of the Company and each of the Shareholders, threatened disputes with any major accounts of the Company, or actual or, to the best knowledge of the Company and each of the Shareholders, threatened loss of business from any of the major accounts of the Company; (v) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Company; or
(vi) other event or condition of any character, known to the Company or either of the Shareholders or which in the exercise of reasonable diligence should be known to the Company or either of the Shareholders, not disclosed in this Agreement pertaining to and materially adversely affecting the Company, the Business or the assets of the Company.

                  F. Liabilities Incurred. Except as disclosed in Exhibit A, subsequent to the date of the 1996 Balance Sheets, the Company has not (i) incurred any bank indebtedness, entered into any leases, loan agreements or, except in the ordinary course of business consistent with past practices, contracts, obligations or arrangements of any kind, including, without limitation, for the payment of money or property to any person, or (ii) permitted any liens or encumbrances to attach to any assets of the Company.

                  G. Real Property Owned or Leased. A list and description of all real property owned by or leased to or by the Company or in which the Company has any interest is set forth in Exhibit A. All such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of the Company, except for such defaults, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity, enforceability or assignability of such lease or otherwise materially impair the Company or the operations of the Business. Neither the Company nor either of the Shareholders has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in Exhibit A. Neither the Company nor either of the Shareholders has received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent.

                  H. Title to Assets; Condition of Property. The Company has good and valid title to all its properties and assets, real, personal and mixed, tangible and intangible (in the case of owned real property and the improvements thereon, good and marketable title in fee simple), including, without limitation, the properties and assets reflected in the 1996 Balance Sheets (except for assets leased under leases set forth in Exhibit A, assets sold or retired and accounts receivable collected upon, since the date of the 1996 Balance Sheets in the ordinary course of business consistent with past practices). The Company leases or owns all properties and assets used in the operations of the Business as currently conducted. All such properties and assets are in good condition and repair, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Company and as necessary in the normal course of business. None of the assets or properties of the Company is subject to any liens, charges, encumbrances or security interests, except as set forth in Exhibit A. None of the assets of the Company (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operations of the Business. Except as set forth in Exhibit A, the Company owns all the properties and assets which have been located at or on any of the leased premises of the Company at any time since the date of the 1996 Balance Sheets.

                  I. Taxes. The Company has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by it. All Tax Returns filed by or on behalf of the Company are true, complete and correct in all material respects. The Company has paid all income, estimated (except that HR One has not made any payments for estimated federal or Florida corporate income taxes for the year beginning January 1, 1996), excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). There are no Tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company. The accrual for Taxes reflected in the Financial Statements accurately reflects the total amount of all unpaid Taxes, whether or not disputed and whether or not presently due and payable, of the Company as of the close of the period covered by the Financial Statements, and the amount of the Company's unpaid Taxes does not exceed the accrual for Taxes reflected in the Financial Statements. Since the date of the 1996 Balance Sheets, the Company has not incurred any tax liability other than in the ordinary course of business. No Tax Return of the Company has ever been audited. No deficiency in Taxes for any period has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth in Exhibit A), no written inquiries or notices have been received by the Company from any Taxing authority with respect to possible claims for Taxes, neither the Company nor either of the Shareholders has any reason to believe that such an inquiry or notice is pending or threatened, and there is no basis for any additional claims or assessments for Taxes. The Company has not agreed to the extension of the statute of limitations with respect to any Tax Return or Tax period. The Company has delivered to the Purchaser copies of the federal and state income Tax Returns filed by the Company for the past three years and for all other past periods as to which the appropriate statute of limitations has not lapsed.

                  The Shareholders at their own expense shall be responsible for preparing and filing any and all federal, state, municipal and other Tax Returns of Resource One and each of the Subsidiaries required to be filed by Resource One and each of the Subsidiaries in respect of any and all periods up to and including the date of the Closing (including, without limitation, Resource One's and each of the Subsidiaries' federal income Tax Returns for the short taxable year ending with the date of the Closing) to the extent not already filed, whether or not required to be filed on or before the date of the Closing, and shall pay all Taxes (and interest, penalties, fines or assessments thereon) due and payable by Resource One or any of the Subsidiaries for all periods up to and including the date of the Closing to the extent not already paid, accrued in the Financial Statements or incurred in the ordinary course after the date of the 1996 Balance Sheets (including, without limitation, the federal income Taxes due and payable with respect to the short taxable year referenced in the preceding sentence.) The Shareholders shall review all such Tax Returns with the Purchaser prior to filing and shall submit such proof of payment of the Taxes due as the Purchaser shall reasonably request.

                  J. Permits; Compliance with Applicable Law.

                     (i) General. The Company is not in default under any, and has complied with all, statutes, ordinances, regulations and laws, orders, judgments and decrees of any court or governmental entity or agency, relating to the Company, the Business or any assets of the Company as to which a default or failure to comply might result in a material adverse affect on the Company, the Business or any of the assets of the Company. Neither the Company nor either of the Shareholders has any knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. Neither the Company nor either of the Shareholders has received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

                     (ii) Permits; Intellectual Property. Set forth in Exhibit A is a complete and accurate list of all permits, licenses, approvals, franchises, patents, registered and common law trademarks, service marks, trade names, copyrights (and applications for each of the foregoing), notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Company. The Permits set forth in Exhibit A are all the Permits required for the conduct of the Business. All the Permits set forth in Exhibit A are in full force and effect, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the best knowledge of the Company and each of the Shareholders, threatened. There are no existing defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a default by the Company under any such Permit. Neither the Company nor either of the Shareholders has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permit set forth in Exhibit A. The use by the Company of any proprietary rights relating to any Permit does not involve any claimed infringement of such Permit or rights. The consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits set forth in Exhibit A or require the consent of any person. Except as set forth in Section II(K)(iii) below, the Company is not required to be licensed by, nor is it subject to the regulation of, any governmental or regulatory body.

                     (iii) Licensing. The operations of the Company are licensed under the Florida Employee Leasing Act of 1991 (the "Florida Act") and in each other state where the failure to be licensed would have a material adverse effect on the Company, and are currently in compliance in all material respects with the Florida Act and with any other statute regulating professional employer organizations in such other states where the failure to comply would have a material adverse effect on the Company. The Company has submitted all financial statements required to be submitted by it under the Florida Act and the Company's current tangible accounting net worth and positive working capital meets the requirements of the Florida Act.

                     (iv) Environmental. (a) The Company has duly complied in all material respects with and the real estate subject to the leases listed on Exhibit A and improvements thereon, and all other real estate leased by the Company, and the improvements thereon (all such owned or leased real estate hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

                     (b) The Company has not received any notice of, and neither the Company nor either of the Shareholders knows of any facts which might constitute, violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Premises or of any premises formerly owned, leased or occupied by the Company.

                  K. Accounts Receivable; Accounts Payable.

                  (i) The accounts receivable of the Company are in their entirety valid accounts receivable, arising in the ordinary course of business. The Company shall have available to the Purchaser unrestricted cash and cash equivalents and collectible accounts receivable of sufficient amounts to pay any and all current obligations of the Company as of the Closing as they become due.

                  (ii) The accounts and notes payable and other accrued expenses reflected in the Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Company subsequent to the date of the 1996 Balance Sheets, are in all respects valid claims that arose in the ordinary course of business. Since the date of the 1996 Balance Sheets, the accounts and notes payable and other accrued expenses of the Company have been paid in a manner consistent with past practice.

                  L. Contractual and Other Obligations. Set forth in Exhibit A is a list and brief description of all (i) contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Company is a party or by which the Company, the Business or any of the assets of the Company is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (ii) obligations and liabilities of the Company pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Company is in excess of $2,500; and (iii) material contingent obligations and liabilities of the Company; all of the foregoing being hereinafter referred to as the "Contracts". Neither the Company nor any other party is in default in the performance of any covenant or condition under any Contract and no claim of such a default has been made and no event has occurred on behalf of the Company or, to the best knowledge of the Company and each of the Shareholders, any other party, which with the giving of notice or the lapse of time would constitute a default under any covenant or condition under any Contract. The Company is not a party to any Contract which would terminate or be materially adversely affected by consummation of the transactions contemplated by this Agreement. The Company is not a party to any Contract expected to be performed at a loss. Originals or true, correct and complete copies of all written Contracts have been provided to the Purchaser.

                  M. Compensation. Set forth in Exhibit C attached hereto is a list of all agreements between the Company and each person employed by or independently contracting with the Company with regard to compensation, whether individually or collectively, and set forth in Exhibit C is a list of all employees of the Company entitled to receive annual compensation in excess of $20,000 and their respective salaries. The transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of the Company. Except as set forth in Section II(Q), the Company has not informed any employee or independent contractor providing services to the Company that such person will receive any increase in compensation or benefits or any ownership interest in the Company or the Business.

                  N. Employee Benefit Plans. Except as set forth on Exhibit D attached hereto, the Company does not maintain or sponsor, nor is it required to make contributions to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees of the Company participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), being hereinafter referred to as the "Benefit Plans" and any such multiemployer plans being herein after referred to as the "Multiemployer Plans") comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable law, and the Company has not taken or failed to take any action with respect to the Benefit Plans or Multiemployer Plans which might create any material liability on the part of the Company or the Purchaser. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan and as to each Multiemployer Plan has complied in all material respects with the requirements of ERISA and all other applicable laws in respect of each such Plan. The Company has furnished to the Purchaser copies of all Benefit Plans and Multiemployer Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service with respect to such Benefit Plans and Multiemployer Plans for a period of three years prior to the date hereof. Such financial statements and actuarial reports and annual reports and returns are true and correct in all material respects, and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:

                  (i) Each Benefit Plan has received a favorable determination letter from the Internal Revenue Service as to its qualification under
         Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  (ii) No Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (hereinafter referred to as the "Defined Benefit Plans") or Multiemployer Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived;

                  (iii) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Defined Benefit Plan or any Multiemployer Plan;

                  (iv) The Company has not withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer Plan and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in the withdrawal (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer Plan, or in any withdrawal or other liability of any nature to the Company or the Purchaser under any Benefit Plan or any Multiemployer Plan;

                  (v) No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan or any Multiemployer Plan;

                  (vi) The excess of the aggregate present value of accrued benefits over the aggregate value of the assets of any Defined Benefit Plan (computed both on a termination basis and on an ongoing basis) is not more than $-0-, and the aggregate withdrawal liability of the Company with respect to any Multiemployer Plan assuming the withdrawal of the Company from said Multiemployer Plan, is not more than $-0-;

                  (vii) No provision of any Benefit Plan or of any agreement, and no act or omission of the Company, in any way limits, impairs, modifies or otherwise affects the right of the Company or the Purchaser unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

                  (viii) There are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) (hereinafter referred to as a "Defined Contribution Plan"), with respect to services rendered by employees of the Company prior to the date of the Closing;

                  (ix) Other than claims in the ordinary course for benefits with respect to the Benefit Plans or Multiemployer Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Benefit Plan or any Multiemployer Plans, or any circumstances which might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto);

                  (x) All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have so been filed;

                  (xi) The Company has not incurred any liability to the Pension Benefit Guaranty Corporation (except for required premium payments). No notice of termination has been filed by the plan administrator (pursuant to Section 4041 of ERISA) or issued by the Pension Benefit Guaranty Corporation (pursuant to Section 4042 of ERISA) with respect to any Benefit Plan subject to ERISA. There has been no termination of any Defined Benefit Plan or any related trust by the Company; and

                  (xii) The Company does not have any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. The Company has substantially complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

               O. Labor Relations. There have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company, or the terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or, to the best knowledge of the Company and each of the Shareholders, threatened against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending or, to the best knowledge of the Company and each of the Shareholders, threatened against or involving the Company. No issue with respect to union representation is pending or, to the best knowledge of the Company and each of the Shareholders, threatened with respect to the employees of the Company. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company as the representative of any of the employees of the Company.

               P. Increases in Compensation or Benefits. Except as set forth in Exhibit C, subsequent to the date of the 1996 Balance Sheets, there have been no increases in the compensation payable or to become payable to any of the employees of the Company and there have been no payments or provisions for any awards, bonuses, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than pursuant to currently existing plans or arrangements, if any, set forth in Exhibit C; provided, however, that in no event was any such increase in compensation or any such payment or provision made with respect to either of the Shareholders (or any members of the families of either of the Shareholders). All bonuses heretofore granted to employees of the Company have been paid in full to such employees. The vacation policy of the Company is set forth in Exhibit D. Except as set forth in Exhibit C, no employee of the Company is entitled to vacation time in excess of three weeks during the current calendar year and no employee of the Company has any accrued vacation or sick time with respect to any prior period.

               Q. Insurance. A list and brief description of the insurance policies maintained by the Company is set forth in Exhibit A. Such insurance policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid. The Company has complied with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with good business practices. There are no notices of any pending or, to the best knowledge of the Company and each of the Shareholders, threatened termination or premium increases with respect to any such policies. The Company has not had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and neither the Company nor either of the Shareholders is aware of any occurrence which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against the Company or the Business for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible. All claims against the Company or the Business covered by insurance have been reported to the insurance carrier on a timely basis. The Company has adequate insurance and reserves to cover any liability that may arise out of any claims, including but not limited to workers compensation and health insurance claims, that may be asserted against the Company for occurrences prior to the date of the Closing.

                  R. Conduct of Business. The Company is not restricted from conducting the Business in any location by agreement or court decree.

                  S. Allowances. The Company has no obligation outside of the ordinary course of business to make allowances to any customers with respect to the Business.

                  T. Use of Names. All names under which the Company currently conducts the Business are listed in Exhibit A. To the best knowledge of the Company and each of the Shareholders, there are no other persons or businesses conducting businesses similar to those of the Company in the States of Florida or California having the right to use or using the names set forth in Exhibit A or any variants of such names; and no other person or business has ever attempted to restrain the Company or either of the Shareholders from using such names or any variant thereof.

                  U. Power of Attorney. The Company has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

                  V. Litigation; Disputes. Except as set forth in Exhibit A, there are no material claims, disputes, actions, suits, investigations or proceedings pending or, to the best knowledge of the Company and each of the Shareholders, threatened against or affecting the Company, the Business or any of the properties or assets of the Company, no such claim, dispute, action, suit, proceeding or investigation has been pending or, to the best knowledge of the Company and each of the Shareholders, threatened during the five-year period preceding the date of the Closing and, to the best of the knowledge of the Company and each of the Shareholders, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. Neither the Company nor either of the Shareholders has any knowledge of any default under any such action, suit or proceeding. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

                  W. Location of Business and Assets. Set forth in Exhibit A is each location (specifying state, county and city) where the Company (i) has a place of business, (ii) owns or leases real property and (iii) owns or leases any other property, including equipment and furniture.

                  X. Computer Software. The Company has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Company's business operations (the "Computer Software"). A list of all written licenses pertaining to the Computer Software is set forth in Exhibit A (the "Licenses"). The Company has no knowledge that any of the Licenses may not be valid or enforceable by the Company or that the use of the Computer Software or any of the Licenses may infringe upon or conflict with the rights of any third party. The Company has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Licenses.

                  Y. Worksite Employee Numbers. As of August 31, 1996, the worksite employee numbers of the Company are 1,700. As of August 31, 1996, the Company had paid all salaries, wages, employer's portion of social security, Medicare premiums, federal employment taxes, health care and workers' compensation costs and state unemployment taxes with respect to such worksite employees due and payable by such date and since August 31, 1996, the Company has continued to pay such amounts as they have become due and payable.

                  Z. Disclosure. No representation or warranty made under any Section hereof and none of the information furnished by the Company or either of the Shareholders set forth herein, in the exhibits hereto or in any document delivered by the Company or either of the Shareholders to the Purchaser, or any authorized representative of the Purchaser, pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

II

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS OF THE SHAREHOLDERS

                  Each of the Shareholders hereby represents and warrants to, and covenants and agrees with, the Purchaser, as of the date of the Closing, that:

                     Authority. Such Shareholder is fully able to execute and deliver this Agreement and to perform such Shareholder's covenants and agreements hereunder, and this Agreement constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  A. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets is bound.

                  B. Ownership of Shares. Except for the Buy/Sell Agreement, such Shareholder owns his Shares free and clear of any lien, encumbrance, charge, security interest or claim whatsoever. Except for the Buy/Sell Agreement, such Shareholder has the right to transfer his Shares to the Purchaser and, upon transfer of his Shares to the Purchaser hereunder, the Purchaser will acquire good and marketable title to his Shares, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever except
(i) those arising pursuant to any applicable securities laws or (ii) for any liens, encumbrances, charges, security interests or claims created by or arising through the Purchaser.

                  D. Investment. (i) Such Shareholder has received such information relating to the business and affairs of the Purchaser which such Shareholder has requested, and all additional information which such Shareholder has considered necessary to verify the accuracy of the information so received. Such Shareholder has had the opportunity to ask questions of and receive answers from the Purchaser concerning the terms and conditions of the transactions contemplated by this Agreement. On the basis of the foregoing, such Shareholder is familiar with the operations, business plans and financial condition of the Purchaser.

                     (ii) Such Shareholder understands that the Purchaser proposes to issue and deliver to such Shareholder, under certain circumstances, shares of NovaResource Common Stock pursuant to this Agreement without compliance with the registration requirements of the Securities Act; that for such purpose the Purchaser will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed. The Shareholder is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                     (iii) Such Shareholder understands that, under existing rules of the Securities and Exchange Commission, such Shareholder may be unable to sell his shares of NovaResource Common Stock except to the extent that such shares of NovaResource Common Stock may be sold (A) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or
(B) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (C) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144"). Such Shareholder understands that Purchaser is under no obligation to effect a registration of the Shareholder's shares of NovaResource Common Stock under the Securities Act.

                     (iv) Such Shareholder is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such Rule.

                     (v) Such Shareholder is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the shares of NovaResource Common Stock and his financial position is such that he can afford to retain his shares of NovaResource Common Stock for an indefinite period of time without realizing any direct or indirect cash return on his investment.

                     (vi) Such Shareholder is acquiring his shares of NovaResource Common Stock for his account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.


III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                        Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to purchase the Shares.

                     B. Authority. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or bylaws of the Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach (except for such breach which will be waived prior to the Closing) of any of the terms of or the creation of any lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets is bound.

                     D. Capitalization. The authorized capital stock of the Purchaser consists of (i) 1,000,000 shares of preferred stock, $.01 par value per share, none of which shares are issued and outstanding, and (ii) 5,000,000 shares of NovaResource Common Stock, of which 4,000,000 shares are issued and outstanding. All of the issued and outstanding shares of NovaResource Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued and outstanding shares of NovaResource Common Stock are owned beneficially and of record by NC Resources, Inc., a Delaware corporation and a wholly owned subsidiary of NovaCare, Inc., a Delaware corporation ("NovaCare"), free and clear of any lien, encumbrance, charge, security interest or claim whatsoever. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Purchaser, NC Resources, Inc. or NovaCare is bound relating to the issuance, sale or redemption of shares of NovaResource Common Stock or other securities of the Purchaser. No persons other than NovaCare and NC Resources, Inc. have any interest in the shares of NovaResource Common Stock. No shares of capital stock or other securities of the Purchaser are reserved for any purpose.

IV

                             CONDUCT OF THE BUSINESS

                     The Company and each of the Shareholders, jointly and severally, hereby covenant and agree with the Purchaser that, except as hereafter consented to in writing by the Purchaser, from and after the date of this Agreement and until the Closing, the Company shall not:

                        Operation of the Business. Make a purchase, sale or lease in respect of the Company or introduce any method of management, accounting or operation in respect of the Company, except in a manner consistent with prior practice.

                     A. Accounts Receivable. Fail to maintain sales or accounts receivable on a normal basis or change the cash equivalent accounts or the methods or procedures for billing, collecting, or recording customer accounts receivable or reserves for doubtful accounts.

                     B. Properties, Plant and Equipment. Fail to maintain, repair, service, preserve, and in any way further encumber, its properties, other than accounts receivable collected upon and supplies used in the ordinary course of business after the date hereof.

                     C. No Loans, Advances, etc. Make any loans or advances, debt repayments or forgiveness, interest payments or forgiveness, or grant pay raises, bonuses or awards, or unusual salary or other payments, disbursements or other distributions, directly or indirectly, in any form to any management personnel, employee, director, officer or shareholder of the Company, or any relative of any such person, or entities or persons affiliated with or related to any such management personnel, employee, director, officer or shareholder of the Company (except for a conveyance of the Company's 1993 Ford Explorer to Bernard C. Byrd, Jr., as a bonus, in return for his assumption of the vehicle loan to the Company from Barnett Bank as set forth in Exhibit A, Item No. 8(a).

                     D. No Dividends; Distributions; Payment of Certain Indebtedness. Declare or pay any dividend or make any other distribution in respect of its capital stock, or, except as specifically contemplated by this Agreement, directly or indirectly, purchase, redeem or otherwise acquire or dispose of any shares of its capital stock or, except in the ordinary course of business, pay or discharge any outstanding indebtedness and in any event pay or discharge any outstanding indebtedness of either of the Shareholders, the relatives or affiliates of either of the Shareholders or of any of the management personnel, employees, directors or officers of the Company.

                     E. Preservation of Organization, Employees and Business Relationships. Fail to use its best efforts to (i) preserve the present business organization of the Company intact; (ii) keep available the services of the present employees of the Company; and (iii) preserve present relationships and goodwill with entities or persons having business dealings with the Company, including, without limitation, existing customers of the Company.

                     F. Books and Records. Fail to maintain the books and records of the Company in accordance with good business practices, on a basis consistent with prior practice.

                     G. Compliance with Laws. Fail to use its best efforts to comply in all material respects with all statutes, ordinances, regulations, orders, judgments and decrees of every court or governmental entity or agency applicable to the Company and to the conduct of the Business and perform all of its obligations with respect thereto without default.

                     H. Maintenance of Insurance. Fail to maintain and pay all premiums with respect to such policies of insurance as are currently held in the name of the Company.

                     I. Contracts. Make any change adverse to the Company in the terms of any Contract or fail to perform any of its obligations with respect thereto without default.

                     J. Claims. Waive, cancel, sell or otherwise dispose of for less than the face value thereof any claim or right the Company has against others.

                     K. Bonuses, etc. Take any action described in the first sentence of Section II(Q) hereof.

                     L. Billings; Accounts Payable. Fail to bill for services rendered or permit any account payable or accrued expense of the Company to be outstanding for more than sixty (60) days, other than accounts payable or accrued expenses being diligently contested in good faith by the Company and as to which the Purchaser shall have consented in writing.

                     M. Contracts. Enter into any contract, contractual obligation, bank debt, lease, loan or other commitment, written or oral, or agreement for amounts to be due to third parties, other than in the ordinary course of business.

                     N. Encumbrances. Permit any encumbrance, lien or attachment against any of its property.

                     O. Further Information. Fail to make available to the Purchaser the books of account, records, Tax Returns, leases, contracts and other documents or agreements of the Company and the Business as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

                     P. Cooperation. Fail to cooperate fully with the Purchaser, do all things reasonably necessary to assist the Purchaser and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the Shares, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

V

                     ADDITIONAL REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY,
                       THE SHAREHOLDERS AND THE PURCHASER

                        Publicity. Each of the Company and each of the Shareholders covenants and agrees, jointly and severally, that any and all publicity (whether written or oral) and notices to third parties (other than employees of the Company) concerning the sale of the Shares and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Purchaser, which approval may be withheld in the sole discretion of the Purchaser; provided, however, that prior to the date of the Closing the Purchaser covenants and agrees that any and all publicity (whether written or oral) and notices to third parties (other than employees of the Company) concerning the sale of the Shares and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Shareholders.

                     A. Correspondence, etc. Each of the Company and each of the Shareholders covenants and agrees, jointly and severally, that each of them will deliver to the Purchaser, promptly after the receipt thereof, all inquiries, correspondence and other materials received by either of them from any person or entity relating to the Company or the Business.

                     B. Confidentiality. Each of the Company, the Purchaser and each of the Shareholders covenants and agrees that it or he shall keep confidential any and all nonpublic information relating to the Purchaser (with respect to the Company and each of the Shareholders) or the Company or the Business (with respect to the Purchaser), and none of them shall disclose or utilize such information prior to the date of the Closing without the prior written consent of the other party.

                     C. Books and Records. Each of the Company and each of the Shareholders represents and warrants, jointly and severally, that the books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Company set forth in the Financial Statements. All of such books and records have been available for inspection by the Purchaser and its representatives. Each of the Company and each of the Shareholders covenants and agrees, jointly and severally, that each of them shall give the Purchaser reasonable access to the historical financial books and records of the Company, for a period of five years from the date of the Closing. The Company or the Shareholders shall retain all such books and records in substantially their condition at the time of the Closing. None of such books and records shall be destroyed without the prior written approval of the Purchaser or without first offering such books and records to the Purchaser.

                     D. Florida Commercial Staffing, Inc.

                     From the date of the Closing until the first anniversary thereof, the Shareholders shall grant an option to the Purchaser to purchase all of the capital stock or substantially all of the assets of Florida Commercial Staffing, Inc., a Florida corporation ("FCS"), for a purchase price of $1.00. The Purchaser shall exercise such option by delivering written notice of such exercise to each of the Shareholders prior to such first anniversary date. No later than ten (10) days after receipt by the Shareholders of such notice, at such place and time as shall be mutually agreed to by the Purchaser and the Shareholders, the Shareholders shall deliver to the Purchaser their shares of capital stock of FCS in due and proper form for transfer (or, in the event of a sale of substantially all of such assets, such deeds and bills of sale as reasonably required by the Purchaser), against delivery by the Purchaser of a check payable to the order of each of the Shareholders in the amount of $.50.

VI

                                     CLOSING

                          Time and Place of Closing, Termination.

                     (i) Closing. Unless this Agreement is terminated pursuant to subsection (ii) below, the closing of the purchase and sale of the Shares as set forth herein (the "Closing") shall be held at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017 at 10:00 A.M., local time, within five (5) business days after the date the Company receives the approval (the "Approval") of the State of Florida Department of Business and Professional Regulation, Division of Professions, Board of Employee Leasing Companies (the "Florida Division") to the transactions contemplated hereby.

                     (ii) Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned upon notice by any party, in writing, if the Approval has not been obtained by December 31, 1996.

                     (iii) Return of Documentation. Following a termination of this Agreement in accordance with subsection (ii) above, the Purchaser shall return all agreements, documents, contracts, instruments and other books and records of the Company provided by the Company or by the Shareholders to the Purchaser in connection with the transactions contemplated by this Agreement and each of the Shareholders and the Company shall return all agreements, documents, contracts, instruments and other books and records of the Purchaser provided by the Purchaser to either of the Shareholders or the Company in connection with the transactions contemplated by this Agreement.

                     A. Delivery of the Shares. Delivery of the Shares shall be made by the Shareholders to the Purchaser at the Closing by delivering one or more certificates in negotiable form representing the Shares, each such certificate to be accompanied by any requisite documentary or stock transfer Taxes, against payment of the Purchase Price payable at the Closing.

                     B. Tax Matters. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (other than transfer, documentary, sales, use, stamp, registration, value added and other taxes (other than income taxes on the income of the Shareholders) and fees (including any penalties and interest) with respect to the issuance of the shares of NovaResource Common Stock to be issued pursuant to this Agreement, which shall be paid by the Purchaser) shall be borne and paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Purchaser will join in the execution of any such Tax Returns and other documentation.

VII

               CONDITIONS TO THE SHAREHOLDERS' OBLIGATION TO CLOSE

                     The obligation of the Shareholders to sell the Shares and the obligation of the Shareholders otherwise to consummate the transactions contemplated by this Agreement at the Closing are subject to the following conditions precedent, any or all of which may be waived by the Shareholders (acting jointly) in writing in their sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the
Closing:

                        No Litigation. No action, suit or proceeding against the Company, either of the Shareholders or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

                     A. Representations and Warranties. The representations and warranties made by the Purchaser herein shall be correct as of the date of the Closing in all respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and, on the date of the Closing, the Purchaser shall deliver to the Shareholders a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the date of the Closing shall have been duly complied with and performed in all material respects, and, on the date of the Closing, the Purchaser shall deliver to the Shareholders a certificate dated the date of the Closing to such effect.

                     B. Other Certificates. The Shareholders shall have received such additional certificates, instruments and other documents in form and substance satisfactory to them and their counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby.

                     C. Deliveries. All deliveries by the Purchaser required hereunder shall have been made.

                     D. Payment of the Purchase Price. Each of the Shareholders shall have received from the Purchaser (a) a certified check made payable to the order of, or a wire transfer to an account designated by, such Shareholder in the amount set forth opposite such Shareholder's name on Schedule I hereto and
(b) a certificate in negotiable form representing the number of NovaResource Shares set forth opposite such Shareholder's name on Schedule I hereto, registered in the name of such Shareholder.

                     E. Employment Agreements. The Purchaser and each of the Shareholders shall have entered into employment agreements (the "Employment Agreements") substantially in the form of Exhibits F and G attached hereto.

                     F. Stockholders Agreement. The Purchaser and the Shareholders shall have entered into a stockholders agreement (the "Stockholders Agreement") substantially in the form of Exhibit H attached hereto.

                     G. Third Party Consents. The Shareholders shall have received all necessary consents of third parties under the contracts, agreements, leases, insurance policies and other instruments of the Company, the Purchaser or the Shareholders to the consummation of the transactions contemplated hereby which consents shall not provide for the acceleration of any liabilities or any other detriment to the Shareholders.

                     H. Opinion of Counsel. The Shareholders shall have received an opinion of Haythe & Curley, counsel for the Purchaser, delivered to the Shareholders pursuant to the instructions of the Purchaser, dated the date of the Closing, substantially to the effect set forth in Exhibit I attached hereto.

                     I. Guaranty. NovaCare and the Shareholders shall have entered into a Guaranty (the "Guaranty") substantially in the form of Exhibit J attached hereto.

VIII

                CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

                     The obligation of the Purchaser to purchase the Shares and otherwise to consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sole discretion, and each of which the Company and each of the Shareholders hereby agrees to use his or its best efforts to satisfy at or prior to the Closing:

                        Opinion of Counsel. The Purchaser shall have received an opinion of Dean, Mead, Egerton, Bloodworth, Capouano & Bozarth, P.A., counsel for the Company and the Shareholders, delivered to the Purchaser pursuant to the instructions of the Company and the Shareholders, dated the date of the Closing, substantially to the effect set forth in Exhibit E attached hereto.

                     A. No Litigation. No action, suit or proceeding against the Company, either of the Shareholders or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

                     B. Representations and Warranties. The representations and warranties made by the Company and each of the Shareholders herein shall be correct as of the date of the Closing in all respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and, on the date of the Closing, the Company and each of the Shareholders shall deliver to the Purchaser a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Company and each of the Shareholders on or before the date of the Closing shall have been duly complied with and performed in all material respects and, on the date of the Closing, the Company and each of the Shareholders shall deliver to the Purchaser a certificate dated the date of the Closing to such effect. The Shareholders may, during the 12-day period immediately subsequent to the date of this Agreement, amend, supplement or complete in writing any of the Exhibits attached hereto. In the event that the Purchaser, in its sole discretion, deems any such amendment, supplement or completion to be material and adverse, the Purchaser may terminate this Agreement by delivering written notice to the Shareholders within ten (10) days after receiving such amendment, supplement or completion.

                     C. Other Certificates. The Purchaser shall have received such other certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and its counsel, as it shall have reasonably requested in connection with the transactions contemplated hereby.

                     D. Third Party Consents. The Purchaser shall have received all necessary consents of third parties under the contracts, agreements, leases, insurance policies and other instruments of the Company, the Purchaser or the Shareholders to the consummation of the transactions contemplated hereby which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Company.

                     E. Florida Division Consent. The Purchaser shall have received evidence of the Approval of the Florida Division to the transactions contemplated hereby.

                     F. Employment Agreements. The Purchaser and each of the Shareholders shall have entered into the Employment Agreements.

                     G. Stockholders Agreement. The Purchaser the Shareholders shall have entered into the Stockholders Agreement.


                     H. Deliveries. All deliveries by the Company and each of the Shareholders required hereunder shall have been made.

                     I. Buy/Sell Agreement. The Purchaser shall have received evidence of the termination of the Stock Restriction and Stockholders Agreement effective as of January 1, 1996 between the Shareholders and the Company (the "Buy/Sell Agreement") which evidence releases the Purchaser, the Company and their affiliates, employees, agents, successors and assigns from any liability arising out of the Buy/Sell Agreement or the termination thereof.

IX

                                 INDEMNIFICATION

                        Indemnification by the Shareholders. Each of the Shareholders, jointly and severally, shall indemnify and hold harmless the Purchaser from and against any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses whatsoever (hereinafter referred to collectively as the "Purchaser's Damages"), including, without limitation, Purchaser's Counsel Expenses (as hereinafter defined), sustained or incurred by the Purchaser and/or the Company as a result of or arising from (i) the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by the Company or either of the Shareholders herein or (ii) the claim set forth on Exhibit A, Item No. 6a. For purposes hereof "Purchaser's Counsel Expenses" shall mean reasonable fees and disbursements of counsel howsoever sustained or incurred by the Purchaser and/or the Company, including, without limitation, in any action or proceeding between the Purchaser and/or the Company and either of the Shareholders or in any action or proceeding between the Purchaser and/or the Company and any third party. In enforcing or exercising the right of the Purchaser to indemnification hereunder, the Purchaser shall have the right from time to time to set off the amount of any of the Purchaser's Damages against any
(A) payments to be made by the Purchaser pursuant to Section I(B)(ii), (iii) or
(iv) hereof or (B) Earn-Out Payments due and payable to the Shareholders as provided for in Section I(C) or I(D) hereof; provided, however, that the Purchaser shall not have the right to set-off under this Section X(A) the amount of the Purchaser's Damages which it may sustain or incur by reason of a breach of either of the Shareholder's covenants contained in Section XI hereof. The Purchaser covenants and agrees that it shall set off the amount of any of the Purchaser's Damages against the payment of Additional Cash to be made by the Purchaser pursuant to Section I(B)(iv) hereof prior to requesting such amounts directly from the Shareholders.

                     A. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless each of the Shareholders from and against any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses whatsoever (hereinafter referred to as the "Shareholders' Damages"; the Shareholders' Damages and the Purchaser's Damages are sometimes referred to herein as the "Damages"), including, without limitation, Shareholder's Counsel Expenses (as hereinafter defined), sustained or incurred by either of the Shareholders as a result of or arising from the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein. For purposes hereof "Shareholders' Counsel Expenses" shall mean reasonable fees and disbursements of counsel howsoever sustained or incurred by either of the Shareholders, including, without limitation, in any action or proceeding between either of the Shareholders and the Purchaser and/or the Company or in any action or proceeding between either of the Shareholders and any third party.

                     B. Procedure for Indemnification. In the event that any party hereto shall incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section X, the party from whom such indemnity may be sought (the "Indemnifying Party") shall be given written notice thereof by the party seeking such indemnity (the "Indemnified Party"), which notice shall specify the amount and nature of such Damages and include the request of the Indemnified Party for indemnification of such amount. If and to the extent there is no objection from the Indemnifying Party to a claim for Damages within ten
(10) days of receiving such notice, the Indemnifying Party shall within thirty
(30) days pay to the Indemnified Party the amount of the Damages so specified. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable all information and documentation in the possession or control of the Indemnified Party reasonably requested by the Indemnifying Party to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its or his affiliates which the Indemnifying Party reasonably determines to be related to such claim. In the case of third party claims, the written notice given by the Indemnified Party as set forth above shall be given within ten (10) days after the Indemnified Party obtains written notice of the filing or assertion of any claim against the Indemnified Party stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnifying Party of any claim shall not relieve it or him from any liability except to the extent that the Indemnifying Party demonstrates that the defense of such action is materially prejudiced by such delay or failure to notify. In the case of such third party claims, the Indemnifying Party shall, within ten (10) days of receipt of notice of such claim, notify the Indemnified Party of its or his intention to assume the defense of such claim. If the Indemnifying Party shall assume the defense of the claim, the Indemnifying Party shall have the right and obligation (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party, (ii) to take all other required steps or proceedings to settle or defend any such claims and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnified Party or otherwise. The Indemnifying Party may not settle any such claim or litigation without the written consent of the Indemnified Party (which consent may be withheld in the sole discretion of the Indemnified Party) if such settlement is not solely for money damages and does not include an unconditional release of the Indemnified Party from all liability in connection therewith. If defendants in any action include the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by its or his counsel that there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, the Indemnified Party shall have the right to employ its or his own counsel in such action, and, in such event, the fees and expenses of such counsel shall be borne by the Indemnifying Party, provided that the Indemnifying Party shall not pay the fees of more than one defense counsel employed by the Indemnified Party. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against any such claim or litigation in such manner as it or he may deem appropriate and the Indemnified Party may settle such claim or litigation on such terms as it or he may deem appropriate, provided that the Indemnified Party may not settle any claim or litigation without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event that a dispute arises concerning the obligation of the Indemnifying Party to assume the defense of a claim, or a dispute arises concerning a claim hereunder which does not involve a third party claim, or in the event that there is any other dispute relating to indemnification, the parties shall submit any such dispute to arbitration pursuant to Section XIII(G) hereof; provided, however, that the parties agree to negotiate in good faith for a period of at least ninety (90) days prior to initiating arbitration to resolve any dispute. If it shall be finally determined that the Indemnifying Party failed to assume the defense of any claim for which the Indemnifying Party is liable to the Indemnified Party for Damages, then the expense of defending the claim shall be borne by the Indemnifying Party. Payment of Damages shall be made within ten (10) days of a final determination of a claim.

                     A final determination of a disputed claim shall be (i) a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed,
(ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award and if the time within which to move to set such award aside has elapsed, (iii) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys, (iv) a written acknowledgement of the Indemnifying Party that he or it no longer disputes the validity of such claim, or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

                     C. Subrogation. The Shareholders shall be subrogated to all rights of the Purchaser or the Company with respect to any claim for which the Purchaser or the Company has been indemnified by the Shareholders hereunder; provided, that, the Purchaser shall not be required to make any claim against the Company or any other party in order to pursue any claim against the Shareholders and provided further, that neither of the Shareholders shall be entitled to any indemnification or right of contribution from the Company or have any other rights against the Company in connection with any claim made hereunder.

                     E. Limits on Indemnification. Notwithstanding anything in this Section X to the contrary, no party shall be entitled to indemnification pursuant to this Section X with regard to any misrepresentation or breach of warranty unless and until the aggregate amount of Damages to which the indemnity relates sustained or incurred by such party with respect to all such misrepresentations and breaches exceeds $25,000 which threshold amount shall not apply to a claim pursuant to clause (ii) of the first sentence of Section XA hereof.


X

                            NON-COMPETITION AGREEMENT

                     Following the consummation of the transactions contemplated hereby, and in consideration thereof, neither of the Shareholders shall, (a) unless (x) an Earn-Out Payment or other payment due and payable by the Purchaser to the Shareholders (or permitted transferees of the Shareholders with respect to their shares of NovaResource Common Stock) under this Agreement or (y) any payment due to either of the Shareholders (or permitted transferees of the Shareholders with respect to their shares of NovaResource Common Stock) under the Stockholders Agreement or their respective Employment Agreements is not subject to a bona fide dispute and is not paid within sixty (60) days after it is due (and for so long as such Earn-Out Payment or other payment remains unpaid), subsequent to the date of the Closing and until five years after the date of the Closing, directly or indirectly, (i) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within (A) the counties of Dade, Broward and Orange, Florida or (B) the county of Orange, California, which is competitive with the Purchaser's business as a professional employer organization, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Purchaser Group (as hereinafter defined) any person who was or is at the time of the solicitation or enticement a director, officer, employee, agent or consultant of such member of the Purchaser Group, either on either of the Shareholders' own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Purchaser Group, (iii) solicit or entice or endeavor to solicit or entice away any person who was or is at the time of the solicitation or enticement a client or customer of any member of the Purchaser Group, either on either of the Shareholders' own account or for any other person, firm, corporation or organization, or (iv) employ any person who was a director, officer or employee of any member of the Purchaser Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Purchaser Group, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Purchaser Group or the business reputation or good name of any member of the Purchaser Group, or be otherwise detrimental to the Purchaser and/or the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Purchaser Group; provided, however, that it shall not be a breach of this subparagraph (b) if either of the Shareholders, in good faith, asserts a claim in any legal proceeding against the Purchaser or NovaCare, Inc. under this Agreement, his Employment Agreement, the Stockholders Agreement or the Guaranty or otherwise. Because the remedy at law for any breach of the foregoing provisions of this
Section XI would be inadequate, each of the Shareholders hereby consents, in case of any such breach, to the granting by any court of competent jurisdiction of specific enforcement, including, but not limited to pre-judgment injunctive relief, of such provisions, as provided for in Section XIII(F) hereof.

                     The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                     For purposes hereof, "Purchaser Group" shall mean, collectively, the Purchaser and its subsidiaries, affiliates and parent entities operating in the same lines of business.

                     The parties hereto agree that, although for tax purposes no portion of the Purchase Price shall be allocated to the covenants of the Shareholders under this Section XI, the covenants of the Shareholders under this
Section XI were a significant inducement for the Purchaser entering into the transactions contemplated by this Agreement and such tax allocation shall not affect the rights of the Purchaser to enforce such covenants.

XI

                               BROKERS AND FINDERS

                        The Shareholders' Obligation. Neither the Purchaser nor the Company shall have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Company or either of the Shareholders in connection with this Agreement and the transactions contemplated hereby, and each of the Shareholders, jointly and severally, hereby agrees to indemnify and save the Purchaser harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

                     A. The Purchaser's Obligation. Neither the Company nor either of the Shareholders shall have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Purchaser in connection with this Agreement and the transactions contemplated hereby, and the Purchaser hereby agrees to indemnify and save each of the Shareholders harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

XII

                                  MISCELLANEOUS

                        Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, as follows:

                       (1)     If to the Shareholders or the Company
                                   (prior to the Closing):

                               Mr. Bernard Clinton Byrd, Jr.
                               1351 North Lake Sybelia Drive
                               Maitland, Florida 32751

                                        - and -

                               Mr. William E. Mayville
                               722 Aledo Avenue
                               Coral Gables, Florida 33134

                               with a copy to:

                               Dean, Mead, Egerton, Bloodworth,
                                 Capouano & Bozarth, P.A.
                               800 North Magnolia Avenue, Suite 1500
                               Orlando, Florida 32803
                               Attention:  Steven C. Lee, Esq.
                               Telecopy No.:  (407) 423-1831
                               Telephone No.: (407) 841-1200

                        (2)  If to the Purchaser or the Company
             (subsequent to the Closing):

                              NovaResource, Inc.
                              1016 West Ninth Avenue
                              King of Prussia, Pennsylvania  19406
                              Attention:  President
                              Telecopy No.:  (610) 992-3328
                              Telephone No.: (610) 992-7200

                              with a copy to:

                              NovaCare, Inc.
                              1016 West Ninth Avenue
                              King of Prussia, Pennsylvania  19406
                              Attention:  General Counsel
                              Telecopy No.:   (610) 992-3328
                              Telephone No.:  (610) 992-7200

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

                     A. Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive closing, notwithstanding any investigation at any time made by or on behalf of any party hereto for a period of thirty (30) months thereafter; except
(i) for covenants and agreements to be performed subsequent to the Closing and
(ii) that nothing in the foregoing shall be deemed to diminish any Indemnifying Party's indemnification obligations to an Indemnified Party respecting (a) any matter for which written notice to the Indemnifying Party has been given prior to the end of the applicable indemnification period, and (b) claims for indemnification for Tax matters and common law fraud, which shall survive for the duration of the applicable statutes of limitations.

                     B. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

                     C. Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement. The Shareholders agree to execute and deliver any reasonable and customary management representation letter requested by the Purchaser's independent certified public accountants in connection with their audit of the S-X Financial Statements.

                     D. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company shall not bear any of such expenses.

                     E. Injunctive Relief. Notwithstanding the provisions of
Section XIII(G) hereof, in the event of a breach or threatened breach by either of the Shareholders of the provisions of Section XI of this Agreement, each of the Shareholders hereby consents and agrees that the Purchaser shall be entitled in order to maintain the status quo ante pending the outcome of any arbitration pursuant to Section XIII(G) hereof to an injunction or similar equitable relief restraining either of the Shareholders, as the case may be, from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by either of the Shareholders, as the case may be, under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts for the Middle District of Florida and the Florida state courts located in such District for any proceedings under this Section XIII(F). The parties hereto agree that the availability of arbitration in Section XIII(G) hereof shall not be used by any party as grounds for the dismissal of any injunctive actions instituted by the Purchaser pursuant to this Section XIII(F).

                     F. Dispute Resolution.

                        (i) Arbitration. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be submitted to J.A.M.S./Endispute for final binding arbitration, which shall be conducted by a single arbitrator in the Orlando, Florida area, pursuant to J.A.M.S./Endispute's Arbitration Rules (the "Rules"). The parties agree that, notwithstanding anything to the contrary contained in the Rules, the arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

                        (ii) Procedure. It is agreed that if any party shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. The parties shall bear equally all costs of said arbitration (other than their own attorney's fees and costs). The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable (except as provided in Section XIII(F) hereof), or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought. Any equitable relief awarded under Section XIII(F) hereof shall be dissolved upon issuance of the Arbitrator's decision and order.

                     G. Invalidity. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                     H. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Purchaser and the Company, respectively, and the legal representatives and heirs of either of the Shareholders.

                     I. Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Florida without regard to conflict of laws principles.

                     J. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                     L. Knowledge. Whenever used in this Agreement, words or phrases referring to the Company's knowledge or awareness of certain facts, circumstances or events shall mean the actual knowledge which the Company (or any of the Affiliates) has or would obtain after due inquiry of the Company (and the Affiliates) or of the Company's attorneys, accountants or agents, or of members of management (including, without limitation, all officers and directors) of the Company (or any of the Affiliates). It being understood and agreed that such knowledge or awareness of the Company (or any of the Affiliates), for purposes hereof, shall be attributed to any of the Affiliates.

'                     IN WITNESS WHEREOF, this Agreement has been duly executed
by the parties hereto as of the date first above written.

                                   RESOURCE ONE, INC.


                                   By:___________________________
                                      Name:  William E. Mayville
                                      Title: President

                                   HUMAN RESOURCE ONE, INC.


                                   By:___________________________
                                      Name:
                                      Title:

                                   PROFESSIONAL INSURANCE PLANNERS OF FLORIDA,
INC.


                                   By:___________________________
                                      Name:
                                      Title:

                                   RX ONE, INC.


                                   By:___________________________
                                      Name:
                                      Title:

                                   ______________________________
                                                       William E. Mayville

                                   ______________________________
                                                       Bernard Clinton Byrd, Jr.

                                   NOVARESOURCE, INC.


                                   By:
                                      Name:
                                      Title:

                                                                      Schedule I

                                  CONSIDERATION

==============================================================================================
    Shareholder               Cash at Closing    Number of          Additional   Percentage of
                                                 NovaResource       Cash         Earn-Out
                                                 Shares at Closing
- ----------------------------------------------------------------------------------------------
William E. Mayville             $1,000,000          93,750          $1,000,000      50%
- ----------------------------------------------------------------------------------------------
Bernard Clinton Byrd, Jr.       $1,000,000          93,750          $1,000,000      50%
==============================================================================================

                                                                    Schedule II

                                EARN-OUT PAYMENTS


                     (a) With respect to the Earn-Out Date of March 31, 1997, if the Company shall have achieved "worksite employee numbers" (as defined in Section I(E) hereof) of at least 2,500 worksite employees (the "1997 Target Amount") on such Earn-Out Date, the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), as additional payment for the Shares (x) $600,000 in cash and (y) 37,500 shares of NovaResource Common Stock. Notwithstanding the foregoing, if the Company shall not have achieved worksite employee numbers of at least the 1997 Target Amount on such Earn-Out Date, then the Shareholders shall be entitled to receive the reduced Earn-Out Payments set forth below based on worksite employee numbers actually achieved:

         (A)                              (B)                         (C)
       Worksite                    Number of Shares of             Amount of
       Employee                       NovaResource                    Cash
       ------                         Common Stock                    ----
       Numbers                        ------------
      Achieved
                  2,500                       37,500                  $600,000
                  2,400                       31,250                   500,000
                  2,300                       25,000                   400,000
                  2,200                       18,750                   300,000
                  2,100                       12,500                   200,000
                  2,000                        6,250                   100,000
                  1,900                        3,125                    50,000
                  1,800                        1,562                    25,000
        Less than 1,800                            0                         0


                     (b) With respect to the Earn-Out Date of June 30, 1998, if the Company shall have achieved "worksite employee numbers" of at least 4,000 worksite employees (the "1998 Target Amount") on such Earn-Out Date, the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), as additional payment for the Shares (x) $700,000 in cash and (y) 43,750 shares of NovaResource Common Stock. Notwithstanding the foregoing, if the Company shall not have achieved worksite employee numbers of at least the 1998 Target Amount on such Earn-Out Date, then the Shareholders shall be entitled to receive the reduced Earn-Out Payments set forth below based on worksite employee numbers actually achieved:

         (A)                              (B)                         (C)
       Worksite                    Number of Shares of             Amount of
       Employee                       NovaResource                    Cash
       Numbers                        Common Stock                    ----
       Achieved                       ------------

                 4,000                     43,750                    $700,000
                 3,900                     37,500                     600,000
                 3,800                     31,250                     500,000
                 3,700                     25,000                     400,000
                 3,600                     18,750                     300,000
                 3,500                     12,500                     200,000
                 3,400                      6,250                     100,000
                 3,300                      3,125                      50,000
                 3,200                      1,562                      25,000
       Less than 3,200                          0                           0


                           (c) With respect to the Earn-Out Date of March 31,
1999, if the Company shall have achieved "worksite employee numbers" of at least 5,500 worksite employees (the "1999 Target Amount") on such Earn-Out Date, the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), as additional payment for the Shares (x) $700,000 in cash and (y) 43,750 shares of NovaResource Common Stock. Notwithstanding the foregoing, if the Company shall not have achieved worksite employee numbers of at least the 1999 Target Amount on such Earn-Out Date, then the Shareholders shall be entitled to receive the reduced Earn-Out Payments set forth below based on worksite employee numbers actually achieved:

         (A)                              (B)                         (C)
       Worksite                    Number of Shares of             Amount of
       Employee                       NovaResource                    Cash
       Numbers                        Common Stock                    ----
       Achieved                       ------------

                 5,500                     43,750                    $700,000
                 5,400                     37,500                     600,000
                 5,300                     31,250                     500,000
                 5,200                     25,000                     400,000
                 5,100                     18,750                     300,000
                 5,000                     12,500                     200,000
                 4,900                      6,250                     100,000
                 4,800                      3,125                      50,000
                 4,700                      1,562                      25,000
       Less than 4,700                          0                           0


                     Notwithstanding anything in this Agreement to the contrary, in the event one of the Shareholders (x) is terminated by the Purchaser pursuant to the terms of Section 6.4 of such Shareholder's Employment Agreement or (y) terminates his Employment Agreement pursuant to Section 6.5 of such Shareholder's Employment Agreement (a) prior to March 31, 1997, such terminated Shareholder shall receive the Earn-Out Payments with respect to the Earn-Out Dates of March 31, 1997, June 30, 1998 and March 31, 1999, on the due dates set forth in Section I(C), equal to one-half of the amount that would, in the aggregate, be due to the Shareholders if the Company had achieved employee worksite numbers equal to the 1997 Target Amount, 1998 Target Amount and 1999 Target Amount, respectively, (b) on or after March 31, 1997 and prior to June 30, 1998, such terminated Shareholder shall receive the Earn-Out Payments with respect to the Earn-Out Dates of June 30, 1998 and March 31, 1999, on the due dates set forth in Section I(C), equal to one-half of the amount that would, in the aggregate, be due to the Shareholders if the Company had achieved employee worksite numbers equal to the 1998 Target Amount and 1999 Target Amount, respectively, and (c) on or after June 30, 1998 and prior to March 31, 1999, such terminated Shareholder shall receive the Earn-Out Payments with respect to the Earn-Out Date of

March 31, 1999, on the due date set forth in Section I(C), equal to one-half of the amount that would, in the aggregate, be due to the Shareholders if the Company had achieved employee worksite numbers equal to the 1999 Target Amount. Nothing herein shall affect the obligation of the Purchaser to pay the remaining one-half of any of the Earn-Out Payments to the non-terminated Shareholder based upon the employee worksite numbers actually achieved by the Company when and if such payments are due and payable and such terminated Shareholder shall have no rights with respect to such remaining one-half of such Earn-Out Payments regardless of the employee worksite numbers actually achieved by the Company. The foregoing provisions shall also apply in the event the other Shareholder is terminated subsequent to the termination of the first Shareholder.

                                                                    Schedule III

             ADDITIONAL PAYMENTS; EXAMPLES OF EARN-OUT COMPUTATIONS

                     (a) In addition to the payments set forth in Section I(C) hereof, subject to the conditions set forth therein and in Section I(D) hereof and in Schedule II hereto, with respect to the Earn-Out Date of March 31, 1997, if the Company shall have achieved worksite employee numbers of greater than the 1997 Target Amount, the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), as additional payment for the Shares, at the same time the payment set forth in Section I(C) hereof is made (and only if such Earn-Out Payments are required to be made), (i) an amount in cash equal to $600,000, multiplied by a fraction of which the numerator shall be the amount by which the worksite employee numbers of the Company for such period exceed the 1997 Target Amount and the denominator shall be the 1997 Target Amount and (ii) a number of shares of NovaResource Common Stock determined by multiplying 37,500 by a fraction of which the numerator shall be the amount by which the worksite employee numbers of the Company for such period exceed the 1997 Target Amount and the denominator shall be the 1997 Target Amount.

                     (b) In addition to the payments set forth in Section I(C) hereof, subject to the conditions set forth therein and in Section I(D) hereof and in Schedule II hereto, with respect to the Earn-Out Dates of June 30, 1998 and March 31, 1999, if the Company shall have achieved worksite employee numbers of greater than the 1998 Target Amount or the 1999 Target Amount, as the case may be, the Purchaser shall deliver to the Shareholders (in the percentage amounts set forth in Schedule I hereto), as additional payment for the Shares, at the same time the payment set forth in Section I(C) hereof is made (and only if such Earn-Out Payments are required to be made), (i) an amount in cash equal to $700,000, multiplied by a fraction of which the numerator shall be the amount by which the worksite employee numbers of the Company for such period exceed the 1998 Target Amount or the 1999 Target Amount, as the case may be, and the denominator shall be the 1998 Target Amount or the 1999 Target Amount, as the case may be, and (ii) a number of shares of NovaResource Common Stock determined by multiplying 43,750 by a fraction of which the numerator shall be the amount by which the worksite employee numbers of the Company for such period exceed the 1998 Target Amount or the 1999 Target Amount, as the case may be, and the denominator shall be the 1998 Target Amount or the 1999 Target Amount, as the case may be.

                     (c) Set forth below are hypothetical examples of computations of the additional payments for an Earn-Out Period.

                     The examples in this Schedule III have been prepared solely for the purpose of showing the amount by which the contingent purchase price could be increased using two hypothetical examples. Example #1 assumes the worksite employee numbers on the Earn-Out Date of March 31, 1997 increase 10% over the 1997 Target Amount, and example #2 assumes the worksite employee numbers on the Earn-Out Date of March 31, 1997 increase 20% over the 1997 Target Amount.

 Example 1                  Worksite           Cash            Number of
                        Employee Numbers                       Shares of
                                                              NovaResource
                                                              Common Stock
 Target Amount                 2,500         $600,000            37,500
 Amount over Target              250           60,000             3,750
 Amount (10%)                  -----         --------            ------
                               2,750         $660,000            41,250
                               =====         ========            ======

 Example 2                  Worksite           Cash            Number of
                        Employee Numbers                       Shares of
                                                              NovaResource
                                                              Common Stock
 Target Amount                 2,500         $600,000            37,500
 Amount over Target              500          120,000             7,500
 Amount (20%)                  -----          -------            ------
                               3,000         $720,000            45,000
                               =====          =======            ======